Table

of Contents

Coronado Global Resources Inc.

Form 10-Q June 30, 2024

1
Exhibit 95.1
Mine Safety Disclosures
Safety is

the cornerstone

of our

Company’s

values and

is the

number one

priority for

all employees

at Coronado

Global Resources.

Our mining

operation at

Curragh,
located in Australia, is subject to regulation by the Queensland Department of Natural Resources, Mine and Energy, or DNRME, under the Coal Mining Safety and Health
Act 1999 (Qld). The operation of our mines located

in the United States is subject to regulation by

the Mine Safety and Health Administration, or MSHA, under the

Federal
Mine Safety and Health Act

of 1977, or the Mine

Act. MSHA inspects these

mines on a regular basis

and issues various citations

and orders when it believes

a violation
has occurred

under the

Mine Act.

We present

information below

regarding certain

mining safety

and health

citations that

MSHA has

issued with

respect to

our mining
operations. In evaluating

this information, consideration

should be given

to factors

such as: (i)

the number of

citations and orders

will vary

depending on the

size of the
mine; (ii) the

number of citations

issued will vary

from inspector to

inspector and mine

to mine; and

(iii) citations and

orders can be

contested and appealed

and, in that
process, are often reduced

in severity and amount,

and are sometimes dismissed.

Since MSHA is a

branch of the U.S. Department

of Labor,

its jurisdiction only applies
to our operations in the United States.

As such, the mine safety disclosures included herein do

not contain information related to our Australian mines.
Under the Dodd-Frank

Act, each operator

of a coal or

other mine is required

to include certain

mine safety results

within its periodic

reports filed with

the Securities and
Exchange Commission,

or the

SEC. As

required

by the

reporting requirements

included

in §1503(a)

of the

Dodd-Frank

Act and

Item

104 of

Regulation

S-K (17

CFR
229.104), we present the following items regarding certain mining safety and health matters, for the quarter ended June 30, 2024, for each of our U.S. mine locations that are covered under the scope of the Dodd-Frank Act.
The table that

follows reflects

citations and orders

issued to us

by MSHA

during the

quarter ended June

30, 2024.

The table

only includes

those U.S.

mines that

were
issued orders

or citations

during this

period, and commensurate

with SEC regulations,

does not

reflect orders

or citations

issued to independent

contractors working

at
our mines.

The proposed assessments for the quarter

ended July 30, 2024, were retrieved from the MSHA Data Retrieval

System, or MSHA DRS, as of July 1, 2024.
(A) (B) (C) (D) (E) (F) (G)
MSHA Mine
ID No. Mine Name (1)(2)(3)
Section
104
S&S
Citations
Section
104(b)
Orders
Section 104(d
)
Citations and
Orders
Section 110(b)(2)
Violations
Section
107(a)
Orders
Total Dollar Value of
MSHA Assessments
Proposed
($ Thousands)
Total Number of
Mining Related
Fatalities
4404856 Buchanan Mine #1 14 — — — — $60.8 1
4602140 Saunders Prep Plant 2 — — — — $3.2 —
4609217 Powellton #1 Mine 1 — — — — $2.2 —
4609319 Lower War Eagle 14 — — — — $23.5 —
4609563 Eagle No. 1 Mine 6 — — — — $10.0 —
4609564 Elklick Surface Mine 1 — — — — — —
4609101
Toney

Fork Surface Mine
— — — — — $0.3 —
4609514 Muddy Bridge 6 — — — — $0.2 —
4609125 Mountaineer Pocahontas No. 1
Prep Plant — — — — — $0.2 —
4604315 Elklick Tipple — — — — — — —
4609645 Middle Fork Surfac 7 1 — — — $3.7 —
Total: 51 1 — — — $104.1 1

Table

of Contents

Coronado Global Resources Inc.

Form 10-Q June 30, 2024

2
(1)
The definition of “mine”

under Section 3

of the Mine Act

includes the mine, as

well as other items

used in, or to

be used in, or

resulting from, the

work of extracting
coal, such

as land,

structures, facilities,

equipment, machines,

tools and

coal preparation

facilities. Also,

there are

instances where

the mine

name per

the MSHA
system differs from the mine name utilized by us.
(2)
Idle facilities are

not included in

the table above

unless they received

a citation,

order or assessment

by MSHA during

the current quarterly

reporting period or

are
subject to pending legal actions.
(3)
During the quarter

ended June

30,

2024, none

of the

Company’s mines

have received

written notice

from MSHA

of a pattern

of violations

or the potential

to have
such a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety standards

under section 104(e) of the Mine Act.
(4)

One of the S&S listed, issued to Middle Fork Surface Mine, was modified to non S&S.
References used in the table above are as follows:
A.
The total

number of

violations of

mandatory health

or safety

standards that

could significantly

and substantially

contribute to

the cause

and effect

of a

coal or
other mine safety or health hazard under section 104 of

the Mine Act (30 U.S.C. 814) for which the operator received a citation from MSHA.
B.
The total number of orders issued under section 104(b)

of the Mine Act (30 U.S.C. 814(b)).
C. The total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d)
of the Mine Act (30 U.S.C. 814(d)).
D.
The total number of flagrant violations under section

110(b)(2) of the

Mine Act.
E.
The total number of imminent danger orders issued under section

107(a) of the Mine Act (30 U.S.C. 817(a)).
F.
The total dollar value of proposed assessments from MSHA

under the Mine Act (30 U.S.C. 801 et seq.).
G. The total number of mining-related fatalities.
The table below presents legal actions pending before the Federal Mine Safety and Health Review Commission, or FMSHRC, for each of

the Company’s U.S. mines as
of June 30, 2024, together with the number of legal actions

initiated and the number of legal actions resolved

during the quarter ended June 30, 2024.

Table

of Contents

Coronado Global Resources Inc.

Form 10-Q June 30, 2024

3
Legal Actions Pending as of Last Day

of Quarter (June 30, 2024)

(1)
MSHA
Mine ID
No. Mine Name
Contests of
Citations
and Orders
(Subpart B)
Contests of
Proposed
Penalties
(Subpart C) (3)
Complaints for
Compensation
(Subpart D)
Complaints of
Discharge,
Discrimination
or Interference
(Subpart E) (4)
Applications of
Temporary Relief
(Subpart F)
Appeals of Judges’
Decisions or
Orders
(Subpart H) (2)
Legal Actions
Initiated
During Quarter
Legal Actions
Resolved
During Quarter
4404856 Buchanan Mine #1 — 7 — — — — 2 2
4609563 Eagle No. 1 Mine — 3 — — — 1 2 —
4609564 Elklick Surface Mine — 2 — — — — — —
4609217 Powellton — 1 — — — — — —
4602140 Saunders Prep Plant — 2 — — — — 1 —
4609514 Muddy Bridge — 4 — — — 1 1 1
4609319 Lower War Eagle — 6 — — — — 2 2
4609583 North Fork Winifrede
Deep Mine — 1 — — — — — —
4609645 Middle Fork Surface — 2 — 1 — — — —
Total: — 28 — 1 — 2 10 5
(1)

The legal

actions

pending

shown in

the

table

above

have been

categorized

by type

of

proceeding

with

reference

to

the

procedural

rules

established

by the
FMSHRC under 29 CFR Part 2700. Reference to the applicable

Subparts under this Rule are listed in the columns above

.
(2)

Appeal of Administrative Law Judge’s order

denying motions for settlement approval in dockets

WEVA 2021-0294

and WEVA

2022-0403.
(3)

One of the Lower War Eagle Mine’s

legal actions pending, WEVA

2024-0163, is a Motion to Reopen case.
(4)

The complaint for discrimination filed by a former employee of Greenbrier Minerals in March remains pending. By Order entered

May 14, 2024, the Federal Mine
Safety and Health Review Commission reinstated the

employee to his former position.